Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Curtiss-Wright Corporation (the "Company") on Form 10-Q for the period ended March 31, 2026 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Lynn M. Bamford, as Chair and Chief Executive Officer of the Company, and K. Christopher Farkas, as Executive Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. section 1350, that to the best of their knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Lynn M. Bamford

Lynn M. Bamford
Chair and Chief Executive Officer
May 7, 2026

/s/ K. Christopher Farkas

K. Christopher Farkas
Executive Vice President and Chief Financial Officer
May 7, 2026